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                                                                    Exhibit 23.3

             Report on Schedule and Consent of Independent Auditors

Management Committee
Earlychildhood LLC:

   The audits referred to in our report dated December 22, 2000 except for note 1 which is as of January 8, 2001, included the related Schedule of Valuation and Qualifying Accounts as of December 31, 1998 and 1999, and for the nine months ended December 31, 1998, and the year ended December 31, 1999, included in the Registration Statement on Form S-4. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We consent to the use of our reports included herein and to the reference to our firm under the headings "Accountants" and "Experts" in the Registration Statement.

KPMG LLP

San Francisco, California
January 9, 2001